Exhibit 2.3    Reverse Merger Agreement dated December 2, 1999
               By and between Ci4net.com Inc. and Leisure
               Concepts International

                    ACQUISITION AGREEMENT

AGREEMENT dated 2nd December 1999 ("the Agreement"), by, between and among LEISURE CONCEPTS INTERNATIONAL INC, a company incorporated under the laws of the state of Delaware (herein referred to as LCI), the persons listed on Exhibit A attached hereto and made a part hereof, being all of the shareholders and executive officers of LCI (hereinafter referred to as "MANAGEMENT"); CI4NET.COM, INC, a company incorporated under the laws of Delaware (hereinafter referred to as "CI4NET"); and the persons listed on Exhibit "A" attached hereto and made a part hereof, (hereinafter referred to as the "SELLERS").

WHEREAS, the SELLERS own a total of 3,000,100 shares of common stock, $0.001 par value, of CI4NET, said shares being 100% of the issued and outstanding common stock of CI4NET.

WHEREAS, the SELLERS desire to sell and LCI desires to purchase one hundred (100%) percent of such shares.

NOW, THEREFORE, in consideration of the mutual convenants, agreements, representations and warranties herein contained, the parties hereby agree as follows:

  1. Purchase and Sale - The SELLERS hereby agree to sell, transfer, assign and convey to LCI and LCI hereby agrees to purchase and acquire from the SELLERS, a total of 3,000,100 shares of common stock of CI4NET, which equates one hundred percent (100%) percent of all of CI4NET's currently issued and outstanding common stock (the CI4NET Common Shares"), in a tax-free stock-for-stock acquisition.
  2. Purchase Price - The aggregate purchase price to be paid by
  LCI for the CI4NET Common Shares shall be 20,500,000 post-reverse split shares of LCI $0.001 par value voting common stock (the "LCI Common Shares"). The LCI Common Shares will be issued to the individual SELLERS in accordance with Exhibit "A-1" attached hereto.
  3.     Warranties Representations and Covenants of CI4NET and
CI4NET
  PRINCIPALS - In order to induce LCI to enter into this Agreement and to complete the transaction contemplated hereby, CI4NET and its principal executive officers (hereinafter referred to as the "CI4NET PRINCIPALS", jointly and severally warrant and represent to LCI that:
     (a) Organization and Standing CI4NET is a corporation duly organized, validly existing and in a good standing under the laws of the state of Delaware, is qualified to do business as a foreign corporation in every other state or jurisdiction in which it operates to the extent required by the laws of such states and jurisdictions, and has full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business. Attached hereto as Exhibit "B" are true and correct copies of CI4NET's Certificate of Incorporation, amendments thereto and all current \by-laws of CI4NET. No changes thereto will be made in any of the Exhibit "B" documents before the closing. CI4NET has no subsidiaries except as listed or any investments or ownership interests in any corporation, partnership, joint venture or other business enterprise which is material to its business.
  (b) Capitalization As of the Closing Date of CI4NET's entire authorized equity capital consists of 25,000,000 shares of $0.001 par value, of which 3,000,100 shares of Common Stock will be issued and outstanding as of the Closing. As of the Closing Date, there will be no other voting or equity securities authorized or issued, nor any authorized or issued securities convertible into voting stock, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which CI4NET or the SELLERS are bound, calling for the issuance of any additional shares of common stock or any other voting or equity security, except as set forth in Exhibit "CI4NET-S", attached hereto. The 3,000,100 issued and outstanding CI4NET Common Shares to be transferred by SELLERS constitutes one hundred (100%) percent of the currently issued and outstanding shares of Common Stock of CI4NET, which includes inter-claim, that same percentage of CI4NET's voting power, right to receive dividends, when, as and if declared and paid, and the right to receive the proceeds of liquidation attributable to common stock, if any.
  (c) Ownership of CI4NET Shares Each SELLER warrants and represents, severally, that as of the date hereof, such SELLER is the sole owner of the CI4NET Common Shares listed by his or her name on Exhibit "A-1", free and clear of all liens, encumbrances, and restrictions whatsoever, except that the CI4NET Common Shares so listed have not been registered under the Securities Act of 1933, as amended (the "33 Act"), or any applicable State Securities laws. By SELLERS' transfer of the CI4NET Common Shares to LCI pursuant to this Agreement. LCI will thereby acquire 100% of the outstanding capital stock of CI4NET, free and clear of all liens, encumbrances and restrictions of any nature whatsoever, except by reason of the fact that the CI4NET Common Shares will not have been registered under the '33 Act, or any applicable State securities laws.
  (d) Taxes CI4NET has filed all federal, state and local income or other tax returns and reports that it is required to file with all governmental agencies, wherever situate, and has paid or accrued for payment all taxes as shown on such returns, such that a failure to file, pay or accrue will not have a material adverse effect on CI4NET. CI4NET's income tax returns have never been audited by any authority empowered to do so.
  (e) Pending Actions There are no known material legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting CI4NET, or against the CI4NET PRINCIPALS that arrive out of their operation of CI4NET, except as described in Exhibit "C" attached hereto. CI4NET is not knowingly in material violation of any law, material ordinance or regulation of any kind whatever, including, but not Inc to laws, rules and regulations governing the sale of its services, the 33 Act, the Securities Exchange Act of 1934, as amended (the "34
  Act"), the Rules and Regulations of the U.S. Securities and Exchange Commission ("SEC"), or the Securities Laws and Regulations of any state or nation.
  (f) Government and Regulation CI4NET holds the licenses and registrations set forth on Exhibit "D" hereto from the jurisdictions set forth therein, which licenses and registrations are all of the licenses and registrations necessary to permit CI4NET to conduct its current business. All of such licenses and registrations are in full force and effect, and there are no proceedings, hearings or other actions pending that may affect the validity or continuation of any of them. No approval of any other trade or professional association or agency of government other than as set forth on Exhibit "D" is required for any of the transactions effected by this Agreement, and the completion of the transactions contemplated by this Agreement will not, in and of themselves, affect or jeopardize the validity or continuation of any of them.
  (g) Ownership of Assets Except as set forth in Exhibit "E" attached hereto, CI4NET has good, marketable title, without any liens or encumbrances of any nature whatever, to all of the following, if any; assets, properties and rights of every type and description, including, without limitation, all cash on hand and in banks, certificates of deposit, stocks, bonds, and other securities, good will, customer lists, its corporate name and all variants thereof, trademarks and trade names, copyrights and interests thereunder, licenses and registrations, pending licenses and permits and applications therefor, inventions, processes, know-how, trade secrets, real estate and interests therein and improvements thereto, machinery, equipment, vehicles, notes and accounts receivable, fixtures, rights under agreements and leases, franchises, all rights and claims under insurance policies and other contracts of whatever nature, rights in funds of whatever nature, books and records and all other property and rights of every kind and nature owned or held by CI4NET as of this date, and will continue to hold such title on and after the completion of the transactions contemplated by this Agreement; nor, except in the ordinary course of its business, has CI4NET disposed of any such asset since the date of the most recent balance sheet described in Section 3(0) of this Agreement.
  (h) No Interest in Suppliers, Customers, Landlords or Competitors Neither the CI4NET PRINCIPALS nor any member of their families have any material interest of any nature whatever in any supplier, customer, landlord or competitor of CI4NET.
  (i) No Debt Owed by CI4NET to CI4NET PRINCIPALS Except as set forth in Exhibit "F" attached hereto, CI4NET does not owe any money, securities, or property to either the CI4NET PRINCIPALS or any member of their families or to any company controlled by such a person, directly or indirectly. To the extent that the CI4NET PRINCIPLES may have any undisclosed liability to pay any sum or property to any such person or equity or any member of their families such liability is hereby forever irrevocably released and discharged.
  (j) Complete Records All of CI4NET's books and records, including, without limitation, its books of account, corporate records, minute book, stock certificate books and other records are up-to-date, complete and reflect accurately and fairly the conduct of its business in all material respects since its date of incorporation.
  (k) No Misleading Statements or Omissions Neither this Agreement nor any financial statement, exhibit, schedule or document attached hereto or presented to LCI in connection herewith, contains any materially misleading statement or omits any fact or statement necessary to make the other statements or facts therein set forth not materially misleading.
  (l) Validity of this Agreement All corporate and other proceedings required to be taken by the SELLERS and by CI4NET in order to enter into and carry out this Agreement have been duly and properly taken. This Agreement has been duly executed by the SELLERS and by CI4NET, and constitutes the valid and binding obligation of each of them, enforceable in accordance with its terms except to the extent Inc by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors rights. The execution and delivery of this Agreement and the carrying out of its purposes will not result in the breach of any of the terms and conditions of, or constitute a default under or violate, CI4NET's Certificate of Incorporation or By-Laws, or any material agreement, lease, mortgage, bond, indenture, license or other material document or undertaking, oral or written, to which CI4NET or the SELLERS is a party or is bound or may be affected, nor will such execution, delivery and carrying out violate any law, rule or regulation or any order, with injunction or decree, of any court, regulatory agency or other governmental body; and the business now conducted by CI4NET can continue to be so conducted after completion of the transaction contemplated hereby, with CI4NET as a wholly owned subsidiary of LCI.
  (m) Concepts and Approvals: Compliance with Laws Neither CI4NET nor the SELLERS are required to make any filing with, or obtain the consent or approval of, any person or entity as a condition to the consummation of the transactions contemplated by this Agreement. The business of CI4NET has been operated in material compliance with all laws, rules, and regulations applicable to its business, including, without limitation, those related to securities matters, trade matters, environmental matters, public health and safety, and labor and employment.
  (n) Access to Books and Records LCI will have full and free access to CI4NET's books during the course of this transaction prior to Closing, during regular business hours, on reasonable notice.
  (o) CI4NET Financial Statements Before the Closing, CI4NET's financial statements as of and for the period from inception to September 31, 1999, will be provided to LCI and will be annexed hereto as Exhibit "G"; the CI4NET financial statements will accurately describe CI4NET's financial position as of the dates thereof. The CI4NET financial statements will have been prepared in accordance with generally accepted accounting principles in the United States ("GAAP") (or as permitted by regulation S-X, S-B, and/or the rules promulgated under the 33 Act and the 34 Act) and for the period from inception to September 31, 1999 audited by independent certified public accountants with SEC experience.
  (p) CI4NET's Corporate Summary CI4NET's Business Plan, (attached hereto as Exhibit "L") accurately describes CI4NET's business assets, proposed operations and management as of the date thereof; since the date of the Corporate Plan, there has been no material adverse change in the Business Plan and no material adverse change in CI4NET; provided that no warranties or representations are made as to any financial projections.
4. Warranties, representations and Covenants of LCI AND MANAGEMENT OF LCI ("MANAGEMENT") In order to induce the SELLERS and CI4NET to enter into this Agreement and to complete the transaction contemplated hereby, LCI AND MANAGEMENT jointly and severally warrant, represent and covenant to CI4NET and SELLERS that :

       (a) Organization and Standing LCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, will be qualified to do business as a foreign corporation in every other state and jurisdiction in which it operates to the extent required by the laws of such states or jurisdictions, and will have full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business. LCI has no subsidiaries or any other investments or ownership interests in any corporation, partnership, joint venture or other business enterprise.
       (b) Capitalization LCI's entire authorized equity capital consists of 100,000,000 shares of voting common stock, $0.001 par value. As of the Closing, after giving effect to (I) the proposed one-for-15 reverse split of LCI's 8,332,000 currently outstanding shares into 555,446 shares; and (II) the issuance of 20,500,000 post-reverse split shares to the SELLERS as described in Section 2 herein; (III) the issuance of 100,000 post-reverse split shares to Consultants, LCI will have authorized 100,000,000 shares of Common Stock, par value $0.001; and will have issued and outstanding 21,155,446 shares of voting common stock, $0.001 par value and no shares of preferred stock issued. Upon issuance, all of the LCI Common Stock will be validly issued, fully paid and non-assessable. The relative rights and preferences of LCI's equity securities are set forth on the Certificate of Incorporation, as amended and LCI's By-laws (Exhibit "H" hereto). There are no other voting or equity securities authorized or issued, not any authorized or issued securities convertible into voting stock, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which LCI is bound, calling for the issuance of any additional shares of common stock or any other voting or equity security. The By-laws of LCI provide that a simple majority of the shares voting at a stock holders' meeting at which a quorum is present may elect all of the directors of LCI. Cumulative voting is not provided for by the By-Laws or Certificate of Incorporation of LCI. Accordingly, as of the Closing the 20,500,000 shares being issued to and acquired by the SELLERS will constitute 97% of the 21,155,446 shares of LCI which will then be issued and outstanding (including all consulting fees) which includes, inter alia, that same percentage of LCI's voting power (subject to the provisions regarding cumulative rights), right to receive dividends, when, as and if declared and paid, and the right to receive the proceeds of liquidation attributable to common stock, if any.
       (c)Ownership of Shares By LCI's issuance of the LCI Common Shares to the SELLERS pursuant to this Agreement, the SELLERS will thereby acquire good, absolute marketable title thereto, free and clear of all liens, encumbrances and restrictions of any nature whatsoever, except by reason of the fact that such LCI shares will not have been registered under the 33 Act, or any applicable state securities laws.
       (d) Significant Agreements LCI is not and will not at Closing be bound by any of the following:
            (i) Employment, advisory or consulting contract (except as described in Section 12 herein).
            (ii) Plan providing for employee benefits of any nature.
            (iii)Lease with respect to any property or equipment.
            (iv)   Contract of commitments for any current
            expanditure.
            (v) Contract or commitment pursuant to which it has assumed, guaranteed, endorsed or otherwise become liable for any obligation of any other person, firm or organization.
            (vi) Contract, agreement, understanding, commitment or arrangement either than in the normal course of business, not set forth in the Agreement or an Exhibit hereto.
            (vii) Agreement with any person relating to the dividend, purchase or sale of securities, that has not been settled by the delivery of payment of securities when due, and which remains unsettled upon the date of this Agreement.
       (e)Taxes LCI has filed all federal, state and local income or other tax returns and reports that it is required to file with all governmental agencies, wherever situate, and has paid all taxes as shown on such returns. All of such returns are true and complete. LCI's income tax returns have never been audited by say authority empowered to do so.
       (f)Absence of Liabilities As of the Closing Date LCI will have no liabilities of any kind or nature, fixed or contingent, except for the costs, including legal and accounting fees and other expenses, in connection with this transaction, for which LCI agrees to be responsible and to pay in full at or before the Closing.
       (g)No Pending Actions To the best of management's knowledge, there are no legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened against or affecting LCI, or against any of the LCI MANAGEMENT and arising out of their operation of LCI. LCI has been in compliance with, and has not received notice of violation of any law, ordinance of any kind whatever, including, but not Inc to, the 33 Act, the Rules and Regulations of the SEC, or the Securities Laws and Regulations of any sale. LCI is not an investment company as defined in, or otherwise subject to regulation under, the Investment Company Act of 1940. LCI is not required to file reports pursuant to either Section 13 or Section 15 (d) of the 34 Act.
       (h)Corporate Records All of LCI's books and records, including, without limitation, its books of account, corporate records, minute book, stock certificate books and other records are up-to-date complete and reflect accurately and fairly the conduct of its business in all respects since its date of incorporation; all of said books and records will be made available for inspection by CI4NET's authorized representatives prior to the Closing as provided by Section 4(I) herein, and will be delivered to LCI's new management at the Closing.
       (i)No Misleading Statements or Omissions Neither this agreement nor any financial statement, exhibit, schedule or document attached hereto or presented to CI4NET in connection herewith contains any materially misleading statement, or omits any fact or statement necessary to make the other statements or facts therein set forth not materially misleading.
       (j)Validity of this Agreement All corporate and other proceedings required to be taken by LCI in order to enter into and to carry out this Agreement will have been duly and properly taken at or before the Closing. This Agreement has been duly executed by LCI, constitutes a valid and binding obligation of LCI enforceable in accordance with its terms. The execution and delivery of this Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate, LCI's Certificate of Incorporation- or By-Laws, or any agreement, lease, mortgage, bond, indenture, license or other document or undertaking, oral or written, to which LCI is a party or is bound or may be affected nor will such execution, delivery and carrying out violate any law, rule or regulation or any order, writ, injunction or decree of any court, regulatory agency or other governmental body.
       (k)Consents and Approvals, Compliance with Laws Except for the notices to be filed as described in Section 7(a)(v) herein, neither CI4NET nor MANAGEMENT is required to make any filing with, or obtain the consent or approval of, any person or entity as a condition to the consummation of the transactions contemplated by this Agreement. The business of LCI has been operated in compliance with all laws, rules and regulations applicable to its business, including, without limitation, those related to securities matters, trade matters, environmental matters, public health and safety, and labor and employment.
       (l)Access to Books and Records CI4NET and SELLERS will have full and free access to CI4NET's books and records during the course of this transaction prior to and at the Closing on reasonable notice.
       (m) LCI Financial Statements At or before the Closing, LCI and MANAGEMENT will provide CI4NET with LCI's audited financial statements for the fiscal year ended January
       31, 1999 which will be audited in accordance with GAAP by independent certified public accountants with SEC experience, and which comply with applicable Federal securities laws and regulations including Regulation S-X. There will have been no material change in the business, assets or condition (financial or otherwise) of LCI since the date of such financial statements to the Closing.
       (n) LCI Financial Condition As of the Closing, LCI will have no assets or liabilities, except as disclosed in financial statements.
       (o)Directors and Shareholders Approval As of the Closing, LCI's Board of Directors and Shareholders, by meeting or consent shall have properly authorized the matters described in section 7(a)(iv)herein.
       (p)The LCI Shares All of the LCI Common Shares issued to SELLERS shall be validly issued, fully-paid non-assessable shares of LCI Common Stock, with full voting rights, dividend rights, and right to receive the proceeds of liquidation , if any, as set forth in LCI's Certificate of Incorporation.

  5. Term: Indemnification All representations, warranties, covenants and agreements made herein and in the exhibits attached hereto shall survive the execution and delivery of this Agreement and payment pursuant thereto. MANAGEMENT and CI4NET MANAGEMENT ("management") of both parties to the agreement hereby agree, jointly and severally, to indemnify, defend, and hold harmless LCI, CI4NET, and the SELLERS from and against any damage, loss, liability, or expense (including without limitation, reasonable expenses of investigation and reasonable attorney's fees) arising out of any material breech of any representation, warranty, covenant, or agreement made by CI4NET MANAGEMENT or management in this Agreement.
  6. Restricted Shares: Legend All of the LCI Common Shares issued to SELLERS hereunder will be "restricted securities" as defined in Rule 144 under the 33 Act and each stock certificate issued to SELLERS hereunder, will bear the usual restrictive legend to such effect. Appropriate Stop Transfer instructions will be given to LCI '' stock transfer agent.
  7. Conditions Precedent to Closing (a) The obligations of CI4NET and the SELLERS under this Agreement shall be and are subject to fulfillment, prior to or at the Closing, of each of the following conditions:
       (i) That LCI's and MANAGEMENT's representations and warranties contained herein shall be true and correct at the time of Closing as if such representations and warranties were made at such time, and MANAGEMENT will deliver an executed certification confirming the foregoing;
       (ii) That LCI and MANAGEMENT shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of the Closing;
       (iii) That LCI's directors and shareholders, by proper and sufficient vote taken either by consent or at a meeting duly and properly called and held, shall have properly approved all of the matters required to be approved by LCI's directors and shareholders, respectively;
       (iv) That LCI shall have filed the notice of the reverse split required by Rule 10b-17 under that Act, and shall have sent notice to its stockholders of the transactions contemplated herein; and
       (v) That LCI's Board of Directors, by proper and sufficient vote, shall have approved this Agreement and the transactions contemplated hereby; approved the contemplated reverse split of LCI's outstanding Common Stock without changing either the authorized shares or the par value; approved the change of LCI's corporate name to a name selected by CI4NET; approved the resignation of all of LCI's current directors and the election of up to three designees of CI4NET to serve as directors in place of LCI's current directors; and will have approved such other changes as are consistent with this Agreement and approved by CI4NET and LCI; and
  (b) The obligations of LCI and MANAGEMENT under this Agreement shall be and are subject to fulfillment, prior to or at the Closing of each of the following conditions:
       (i) That CI4NET's and SELLERS' representations and warranties contained herein shall be true and correct at the time of Closing as if such representations and warranties were made at such time and CI4NET and the CI4NET PRINCIPALS shall deliver an executed certification confirming the foregoing;
       (ii) That CI4NET and CI4NET PRINCIPALS shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of Closing; and
       (iii) That CI4NET's officers will have signed non-compete clauses in the form attached hereto as Exhibit "J".
  8 Termination This Agreement may be terminated at any time before or at Closing, by;
       (a)The mutual agreement of the parties;
       (b)Any party if:
       (iv) Any legal proceeding shall have been instituted or shall be imminently threatening to delay, restrain or prevent the consummation of this Agreement.
Upon termination of this Agreement for any reason, in accordance with the terms and conditions set forth in this paragraph, each said party shall bear all costs and expenses as each party has incurred and no party shall be liable to the other.

  9. Exhibits All Exhibits attached hereto are incorporated herein by this reference as if they were set forth in their entirety.
  10. Miscellaneous Provisions This Agreement is the entire agreement between the parties in respect of the subject matter hereof, and there are no other agreements, written or oral, nor may this Agreement be modified except in writing and executed by all of the parties hereto. The failure to insist upon strict compliance with any of the terms, covenants or conditions of this Agreement shall not be deemed a waiver or relinquishment of such rights or power at any other time or times.
  11. Closing The Closing of the transactions contemplated by this Agreement ("Closing") shall take place at the offices of Shane H Sutton, P.C. attorneys for LCI, at 1.00 P.M. on the first business day after the letter of the approval of SELLERS owning at least 80% of CI4NET's Common Stock or the shareholders of LCI approving this Agreement and the matters referred to in section 7(a)(vi) herein, or such other date as the parties hereto shall mutually agree upon. At the Closing, all of the documents and items referred to herein shall be exchanged. Upon signing LCI will carry out a corporate name change to Ci4net.com Inc and upon approval by the NASD shall carry out the aforementioned 15 for 1 reverse split and the issuance of the shares to the SELLERS.

  12. Prohibited Actions Between the date hereof and the effective date of the merger, neither Purchaser nor Seller will, except with the prior written consent of the other:
  (a)issue or sell any stock, bonds, or other corporate securities;
  (b)incur any obligation or liability (absolute or contingent), except current liabilities incurred, and obligations under contracts entered into, other than in the ordinary course of business;
  (c) discharge or satisfy any lien or encumbrance or pay any obligation or liability (absolute or contingent) other than in the ordinary course of business;
  (d) make any dividend or other payment or distribution to its shareholders or Purchase or redeem any shares of its capital stock other than in the ordinary course of business;
  (e)mortgage, pledge, create a security interest in, or subject to lien or other encumbrance any of its assets, tangible or intangible other than in the ordinary course of business;
  (f)sell or transfer any of its tangible assets or cancel any debts or claims except in each case in the ordinary course of business other than in the ordinary course of business;
  (g)sell, assign, or transfer any trademark, trade name, patent, or other intangible asset;
  (h)waive any right of any substantial value other than in the ordinary course of business; or
  (i) enter into any other transaction other than in the ordinary course of business.
  13. Further Instruments From time to time, as and when requested by the either of the parties or by its successors or assigns, the other party will execute and deliver, or cause to be delivered, all such deeds and other instruments; and will take or cause to be taken such further or other action as the parties may deem necessary or desirable in order to vest in and confirm to the purchaser title to and possession of all its property, rights, privileges, possessions, and franchises and otherwise to carry out the intent and purposes of this agreement.
  (b)    Fees and Commissions: (a) Except as described in this
  Section 12, no broker, finder, or other person or entity is entitled to any fee or commission from LCI or CI4NET for services rendered on behalf of LCI or CI4NET in connection with the transactions contemplated by this Agreement.
  15. Governing Law This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.
  16. Counterparts This Agreement may be executed in duplicate facsimile counterparts, each of which shall be deemed an original and together shall constitute one and the same binding Agreement, with one counterpart being delivered to each party hereto.





IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the date and year above first written.

            LEISURE CONCEPTS INTERNATIONAL INC

            By:    ____________________________
               ____________________________

            CI4NET.COM INC
            By:    ____________________________



                           EXHIBIT A

Bellingwood Limited
Melchrisea Holdings Ltd
DCI Limited
RLI Limited
SMC Internet Ltd
LDA Holdings Ltd
WWW Capital Holdings Ltd
Velvet Capital Ltd
JWB Consolidated Ltd




EXHIBIT CI4NET-S

Bellingwood Limited                    9,500,000 Shares
Melchrisea Holdings Ltd                1,000,000 Shares
DCI Limited                            1,000,000 Shares
RLI Limited                              500,000 Shares
SMC Internet Ltd                       3,000,000 Shares
LDA Holdings Ltd                       2,500,000 Shares
WWW Capital Holdings Ltd               1,500,000 Shares
Velvet Capital Ltd                       900,000 Shares
JWB Consolidated Ltd                     600,000 Shares